UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2014

GATX Corporation

(Exact name of registrant as specified in its charter)

New York	1-2328	36-1124040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 West Adams Street

Chicago, Illinois 60606-5314

(Address of principal executive offices, including zip code)

(312) 621-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into A Material Definitive Agreement

GATX Corporation (“GATX”) entered into an Underwriting Agreement (the “Underwriting Agreement”), with Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters listed therein (collectively, the “Underwriters”), dated February 27, 2014, pursuant to which GATX agreed to sell and the Underwriters agreed to purchase, subject to and upon terms and conditions set forth therein, $300,000,000 aggregate principal amount of 1.250% Senior Notes due 2017 (the “2017 Notes”), $250,000,000 aggregate principal amount of 2.500% Senior Notes due 2019 (the “2019 Notes”) and $300,000,000 aggregate principal amount of 5.200% Senior Notes due 2044 (the “2044 Notes” and, together with the 2017 Notes and the 2019 Notes, the “Notes”) as described in the prospectus supplement dated February 27, 2014 (the “Prospectus Supplement”) filed pursuant to GATX’s shelf registration statement on Form S-3, Registration No. 333-190682 (the “Registration Statement”).

The Notes will be issued under the Indenture dated as of February 6, 2008 between GATX and U.S. Bank National Association as trustee, and an officers’ certificate providing for the issuance of the Notes. The Underwriters are expected to deliver the Notes against payment on March 4, 2014.

Copies of the Underwriting Agreement and other documents relating to this transaction are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits.

1.1	Underwriting Agreement, dated February 27, 2014, between GATX and Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

5.1	Opinion of Mayer Brown LLP as to the validity of the securities being offered.

23.1	Consent of Mayer Brown LLP (contained in Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GATX CORPORATION
(Registrant)

/s/ Robert C. Lyons
Robert C. Lyons
Executive Vice President, Chief Financial Officer
(Duly Authorized Officer)

Date: February 28, 2014